Exhibit 21.1

Subsidiaries of Cision Ltd.

As of December 31, 2017

Entity Name	Jurisdiction of Incorporation or Organization
Canyon Holdings Sa.r.l.	Luxembourg
Canyon Investments S.a.r.l.	Luxembourg
Canyon Companies S.a.r.l.	Luxembourg
Canyon Group S.a.r.l.	Luxembourg
Cision Investments Ltd	Ireland
Canyon UK Investments Ltd	UK
Discovery Group Holdings Ltd	UK
Gorkana Group Holdings Limited	UK
Gorkana Group Limited	UK
Vocus UK Ltd	UK
Cision Canada	Canada
Cision Quebec	Canada
Cision Portugal	Portugal
Cision Germany GmBH	Germany
Cision Sverige	Sweden
Cision Norge AS	Norway
Cision UK Holdings Ltd	UK
Cision UK Ltd	UK
Canyon UK Ventures Ltd	UK
Cision Finland OY	Finland
Vocus International BV	Netherlands
Cision S.a.rl.	France
l'Argus de la Presse	France
PWW International Ltd.	UK
PWW Acquisition International II Ltd.	UK
PRN Business Consulting (Shanghai) Co, LTD	China
PRN India	India
PR Newswire Middle East Ltd	UAE
PR Newswire Europe Ltd	UK
PR Newswire Europe Ltd (Swedish Branch)	Sweden
PR Newswire GmbH	Germany
PR Newswire Benelux Ltd	UK
ANP Pers Support Benelux BV	Netherlands
PRNnet	Ireland
PR Newswire Asia Ltd	Hong Kong
PWW International Ltd (Taiwan Branch)	Taiwan
PWW International Ltd (Malaysia Branch)	Malaysia
PWW International Ltd (Singapore Branch)	Singapore
PWW International Ltd Representative Office (Indonesia)	Indonesia
PR Newswire Argentina SA	Argentina
NotilogPRN Argentina SA	Argentina
PR Newswire Ltda	Brazil
PR Newswire S de RL de CV	Mexico
Canyon UK Americas Limited	UK

Entity Name	Jurisdiction of Incorporation or Organization
Canyon Valor Valor Holdings, Inc.	Delaware
Canyon Valor Companies, Inc.	Delaware
Cision US Inc.	Delaware
iContact LLC	Delaware
Vocus NM LLC	Maryland
Vocus Social Media LLC	California
Vocus Acquisition LLC	Maryland
Vocus PRW Holdings LLC	Maryland
Bulletin Intelligence LLC	Delaware
Bulletin Healthcare LLC	Delaware
Bulletin Media LLC	Delaware
PRN Delaware, Inc.	Delaware
CNW Group Ltd	Canada
Health Response Ltd	Canada
DNA 13 Inc.	Canada
DNA 13 (US) Inc.	Delaware
CCNW Quebec Inc.	Canada
CEDROM-Sni Inc.	Canada
CEDROM Technologies Inc.	Canada
CEDROM-Sni Sarl	France
PR Newswire Association LLC	Delaware